CYCLODEXTRIN TECHNOLOGIES DEVELOPMENT, INC.

                  Notice of Annual Meeting of  Stockholders

                               January 28, 1997


TO THE STOCKHOLDERS:


NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Cyclodextrin Technologies Development, Inc., a Florida Corporation (the "Company") , will be held on Tuesday, January 28, 1997, at 10:00 AM EDT, at the Company's principal offices at 3713 S.W. 42nd Avenue, Suite 3, Gainesville, Florida 32608-6581, for the following purposes:

     1. To elect directors to serve for the ensuing year and until their successors are duly elected and qualified.

     2. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying the Notice.

     Only stockholders of record at the close of business on December 20, 1996, are entitled to notice of and to vote at the meeting.

     All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting and the presence of a quorum at the meeting you are urged to sign and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if the stockholder has returned a proxy.


     /s/ C.E. Rick Strattan
     C. E. Rick Strattan, President

Gainesville, Florida
December 31, 1996







                 CYCLODEXTRIN TECHNOLOGIES DEVELOPMENT, INC.

                        3713 S.W. 42nd Avenue, Suite 3
                       Gainesville, Florida 32608-6581



                             PROXY STATEMENT FOR
                        ANNUAL MEETING OF STOCKHOLDERS


     The enclosed proxy is solicited by the management of Cyclodextrin Technologies Development, Inc., (the "Company") for use at the Annual Meeting of the Stockholders (the "Annual Meeting") to be held at 10:00 A.M. EDT on Tuesday, January 28, 1997, at the Company's offices located at 3713 S.W. 42nd Avenue, Suite 3, Gainesville, Florida 32608-6581, and adjournment or postponement thereof. The Company's telephone number is (352) 375-6822.

     This proxy statement and form of proxy are being mailed to stockholders on or about January 8, 1997. The Annual Report including certified financial statements for the two most recent fiscal years ending on December 31, 1996, is enclosed herewith.


                INFORMATION CONCERNING SOLICITATION AND VOTING

Revocability of Proxies

     Any proxy may be revoked at any time before it is voted by written notice mailed or delivered to the Secretary of the Company, by receipt of a proxy properly signed and dated subsequent to an earlier proxy, and by revocation of a written proxy request in person at the Annual Meeting, but if not so revoked, the shares represented by such proxy will be voted.

Cost and Method of Solicitation

     This solicitation of proxies is being made on behalf of the Company and its cost will be borne by the Company, including expenses in connection with preparing, assembling and mailing the proxy solicitation materials and the charges and expense of brokerage fees and others for forwarding solicitation materials to beneficial owners. In addition to solicitation by mail, proxies may be solicited personally or by telephone or telegraph by directors, officers or employees of the Company, who will receive no additional compensation for such services.

Shares Outstanding and Voting Rights

     The outstanding voting securities of the Company entitled to one (1) vote per share on December 20, 1996 was 1,225,110 shares of the Company's common stock, $.0001 par value (the "Common Stock"). Holders of record of the Common Stock at the close of business on December 20, 1996, will be entitled to one vote per share on each matter submitted to or acted upon by the Stockholders at the Annual Meeting: The following table shows the ownership of the Common Stock of the Company on December 20, 1996, by each person who, to the knowledge of the Company, owned beneficially more than five (5%) of such stock, the ownership of each director, and the ownership of all directors and officers as a group. Unless otherwise noted, shares are subject to the sole voting and investment power of the indicated person.

Names and Address of       Amount and Nature            Approximate % of Class
Individual or              of Beneficial Ownership
Identity of Group

C.E. Rick Strattan<F1>            515,800<F2>                      42.10%
4123 N.W. 46th Avenue
Gainesville, FL 32606

Diversified Corporate              75,000                           6.12%
Consulting Group
11355 S.E. 54th Avenue
Belleview, FL 34420

David L. Southworth                14,000                           1.14%
3142 N. E. 13th Street
Gainesville, FL 32609

All Officers and                  529,800                          43.25%
Directors as a group
(2 Persons)

[FN]
<F1>  Held by Strattan Associates, Ltd., of which Mr. Strattan is the general partner. Strattan Associates, Ltd. is a limited partnership established by Mr. Strattan for estate tax purposes and is not otherwise engaged in business. Strattan Associates, Ltd. is the owner of the 500,000 shares of CTD stock.
<F2>  Includes 15,800 issuable to Mr. Strattan pursuant to employee stock purchase plan.


Deadline for Receipt of Stockholder Proposals

     Any proposal by a stockholder of the Company to be presented at the next annual meeting must be received by the Company no later than August 27, 1997, in order to be considered for inclusion in the Corporation's Proxy Statement and form of proxy relating to such meeting.

                            ELECTION OF DIRECTORS

     One (1) Director is to be elected for a term of one (1) year and until the election and qualification of his successor. Unless otherwise instructed, the persons named in the proxy will vote the proxies received by them for the election as Director of C.E. Rick Strattan. The nominee is currently acting as the sole director of the Company. The Board of Directors held six meetings during the last fiscal year. The Board of Directors does not have standing nominating, audit or compensation committees. There is no family relationship between any director or officer of the Company. Persons serving on the Board of Directors receive no compensation for their services as Directors.

     The Board of Directors recommends that the stockholders vote "FOR" the nominee listed below:


Name                   Age    Position                       Since
C.E. Rick Strattan     51     President/C.E.O., Director     August, 1990


     C.E. Rick Strattan, has been President and a Director of the Company since its formation. He served as treasurer of the Company from August, 1990 to May, 1995. From November 1987 through July 1992, Mr. Strattan was with Pharmatec, Inc. where he became its Director of Marketing and Business Development. He was responsible for CD sales and related business development efforts. From November, 1985 through May, 1987 he served as Director of Sales and Marketing for Boots-Celltech Diagnostics, Inc. He also served as Product Sales Manager for American Bio-Science Laboratories, a Division of American Hospital Supply Corporation. He is a graduate of the University of Florida with a BS degree in chemistry and mathematics and has also received an MS degree in Pharmacology and an MBA degree in Marketing/Computer Information Sciences from the same institution. Mr. Strattan has written and published numerous articles and a book chapter on the subject of Cyclodextrins. Mr. Strattan's professional and technical experience are deemed highly important to the Company. See "Business - General."

                            EXECUTIVE COMPENSATION

     Executive compensation is determined by the Board of Directors. All compensation paid by the Company for services rendered during the three fiscal years ended December 31, 1993, 1994 and 1995 for each executive officer is set forth in the following table:

                          SUMMARY COMPENSATION TABLE
             (two fiscal years ended December 31, 1994 and 1995)

                                                Annual            Long Term
                                                Compensation      Compensation
                                     _________________________   _____________
                                                 Other               All
Name and                                         Annual             Other
Principal Position    Year     Salary    Bonus Compensation       Compensation
[S]                   [C]      [C]        [C]       [C]         [C]
C.E. Rick Strattan    1996<F1> $24,000    -0-       -0-             -0-
Chief Executive       1995     $36,000    -0-       -0-             -0-
Officer, President    1994     $60,000    -0-       -0-            $500

Steve Herschleb       1996<F1> -0-        -0-       -0-             -0-
Vice President        1995<F2> $12,500    -0-       -0-         $25,000<F2>
                      1994     $18,750    -0-       -0-             -0-

David L. Southworth   1996<F1> $21,550    -0-       -0-             -0-
Treasurer/Chief       1995     $27,550    -0-       -0-          $2,501<F3>
Financial Officer
[FN]

<F1> Nine months ended September 30, 1996.

<F2> On May 1, 1995, Mr. Herschleb left CTD due to ill health and the Company repurchased his shares for $2.50 per share.

<F3> On November 11, 1995 Mr. Southworth received 4,000 shares of CTD common stock having a value of $2,501 based on the market price of the shares at that time.

     On November 15, 1995, the Company adopted a non-qualified employee stock purchase plan pursuant to which employees may purchase restricted shares of the Company's common stock at a price of 50% of the current bid price of the shares in amounts not to exceed the employee's gross pay. Pursuant to the plan, employees have elected to purchase 33,400 shares, of which 15,800 shares have been purchased by Mr. Strattan.

Performance-Based Stock Compensation

     The Company has adopted a resolution whereby up to 100,000 shares may be transferred to Mr. Strattan based on his performance in the discretion of the Board of Directors which is solely comprised of Mr. Strattan.

Certain Transactions

     In November 1993, the Company entered into a Business Consulting Agreement with Garrison Enterprises, Inc. ("Garrison") to provide consulting services to the Company in the areas of the evaluation of managerial, marketing and sales requirements; reviewing and analyzing proposed business opportunities; consulting with the Company on strategic corporate planning and long-term investment policies; and rendering advice with respect to future fund raising and other financial arrangements. As compensation for its services Garrison was issued 300,000 shares of the Company's Common Stock and after completion of the Company's private placement offering in May, 1994, Garrison began receiving $7,000 per month for a period of 3 years and $10,000 per month for the two-year period thereafter.

     In November 1993, C.E. Rick Strattan, the President of the Company, and Garrison entered into a Shareholder's Agreement. Pursuant to which Mr. Strattan and Garrison (the "Shareholders") agreed to vote their shares so as to provide that the Directors of the Company shall be C.E. Rick Strattan and Michael A. Schub ("Schub"). In addition, the Shareholders agreed to an annual salary to the President of the Company of $7,000 per month for the three years after the closing of the stock offering, increasing to $10,000 per month in years four and five.

     Subsequently, on June 16, 1994, Mr. Schub resigned as Vice President, Secretary and Director of the Company. On June 23, 1994, Barry R. Klein became Secretary and a Director of the Company. In addition, Mr. Schub was president and a director of Garrison from inception to June 23, 1994, when Mr. Schub resigned.

     Upon Mr. Schub's resignation as an officer and director of the Company and Garrison, the Company entered into a retainer agreement with Schub thereby retaining Schub as special counsel, at a monthly retainer of $1,750 commencing July 1, 1994 and continuing until March 31, 1997. From April 1, 1997 to March 31, 1999, said retainer was to be increased to $2,500 per month. Garrison thereafter agreed to reduce its compensation from the Company in an amount equal to the monthly retainer paid to Schub.

     On August 1, 1994, the Company entered into a five-year consulting agreement (renewable annually by mutual agreement) with Yellen Associates ("Yellen"). Yellen agreed to provide ideas for new products in the nutritional, geriatric, and related health fields; to find companies and/or products suitable for acquisition; to find products suitable for manufacture and/or distribution; and to secure customers for Company products. All products offered by Yellen and accepted by the Company will belong exclusively to the Company with all related rights. In return, the Company agreed to pay Yellen $2,000 per month for nine months. If sales of Yellen products had been at least $200,000 per year, this monthly payment would have automatically continued for one year. Any other continuance of the payment would be negotiated. Additionally, the Company would pay Yellen royalties of up to 5% of sales for three to five years for products acquired through Yellen or cyclodextrin sales made by Yellen. The Company also agreed to sell to Yellen over a period of three years from August 1, 1994, up to 30,000 shares of Company stock at a discount of 50% of the market price quoted at the time of purchase. Having satisfied the guaranteed minimum payments part of the agreement in April, 1995, the Company chose to discontinue the monthly payments.

     In September 1994, the Company prepaid its consulting agreements with Garrison and Schub for an amount equal to $180,000. Garrison and Schub are no longer providing services to the Company. The Company terminated these agreements because it believed that the marketing and financial services of Schub and Garrison would not be needed for the remaining term of five years. Thus, the Company bought out of these agreements at a discount of $270,000. Under the terms of the contracts, the Company was obligated to expend approximately $450,000 over the next year term of the agreement.

     On December 12, 1994, the Company adopted a stock issuance plan pursuant to which employees named by the board of directors receive shares in amounts determined by the board. Shares received pursuant to the 1994 plan are vested after five years. During the third, fourth and fifth years the stock is held by an employee, the employee may cause the Company to repurchase the stock at 50% of the then current market value. Since its inception 35,000 shares have been issued pursuant to the plan, of which 10,000 have been repurchased.

     On May l, 1995, the Company agreed to purchase all of Mr. Herschleb's common shares of the Company (10,000 shares) at a price of $2.50 per share payable in 12 monthly installments without interest.

     On May 1, 1995, the Company entered into a Joint Venture Agreement with Ocumed, Inc. Under the terms of the Agreement, the parties have created a separate entity called Ocudex, Inc. for the purpose of developing and selling ophthalmic products manufactured by Ocumed and developed by the Company for which the Company will provide funding of up to $120,000 over a 12-month period. The Company and Ocumed each own 50% of Ocudex, Inc.

     The Company has adopted a resolution whereby up to 100,000 shares may be transferred to Mr. Strattan based on his performance in the discretion of the Board of Directors which is solely comprised of Mr. Strattan.


                       Independent Public Accountants

     James Moore & Co. acted as the principal accountant for the Company for the fiscal year most recently completed. Davis, Monk & Co. will serve as the Company's principal accountant for the current year. The Company does not expect representatives of James Moore & Co. or Davis, Monk & Co. to be present at the Annual Meeting.


                                  Form 10-K

     The Company will provide to any record holder or beneficial owner of its Common Stock, without charge, a copy of its Annual Report to the Securities and Exchange Commission on Form 10-K filed with the Securities and Exchange Commission (not including exhibits to the Form 10-K), upon request. Written requests should be directed to David Southworth, 3713 S.W. 42nd Avenue, Suite 3, Gainesville, Florida 32608-6581.

                                Other Matters

     As of the date of this Proxy Statement, there are no other matters to be brought before the Annual Meeting. Should any other matters come before the Annual Meeting, action may be taken thereon pursuant to the proxies in the form enclosed, which confer discretionary authority on the persons named therein or their substitutes with respect to such matters.

     In the event of any questions, please call David Southworth at (352) 375-6822.

              CYCLODEXTRIN TECHNOLOGIES DEVELOPMENT, INC.
                                    PROXY


     The undersigned hereby constitutes and appoints C.E. Rick Strattan as Proxy, with the power to appoint his substitute, and hereby authorizes him to represent and to vote, as designated below, all the shares of common stock of Cyclodextrin Technologies Development, Inc. (the "Company"), held on record by the undersigned on December 20, 1996, at the Annual Meeting of Stockholders to be held on January 28, 1997, or any adjournment thereof;

     The undersigned hereby instructs said Proxy to vote:

     1. Election of Directors.

          For the nominee listed below:                                (____)

          Withhold authority to vote for the nominee listed below:     (____)

          C.E. Rick Strattan

     2. Other Matters.

     In his discretion, the Proxy is authorized to vote upon such other business as may properly come before the meeting with respect to: (a) matters not known a reasonable time before the solicitation of this proxy; (b) the approval of the minutes of the prior shareholders' meeting provided that such approval does not amount to ratification of the action taken at that meeting; and (c) the election of any person to any office for which a bona fide nominee has been named in the proxy statement and such nominee is unable to serve or for good cause will not serve.

     This Proxy is solicited on behalf of the Management of Cyclodextrin Technologies Development, Inc. This Proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder. If no direction is made, this Proxy will be voted for the nominee for Director named above.

     Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in the corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                   ________________________________
                                   Signature

                                   ________________________________
                                   Signature If Held Jointly

                                   ________________________________
                                   (Please Print Name)

                                   ________________________________
                                   Number of Shares Subject to Proxy

                                   Dated:___________________________